Vantage Drilling Company Reports Fourth Quarter 2010 Results

HOUSTON, TX--(MARKET WIRE)-March 16, 2011 -- Vantage Drilling Company ("Vantage") (AMEX: VTG-U) (AMEX:VTG) (AMEX: VTG-WS) reports a net loss of ($13.0) million or ($0.05) per diluted share for the three months ended December 31, 2010 as compared to net loss of ($4.3) million or ($0.02) per diluted share for the three months ended December 31, 2009 .

Net loss for the fiscal year ended December 31, 2010 was ($19.8) million or ($0.08) per share, excluding $3.8 million ($.01 per share) of charges associated with the acquisition of the Platinum Explorer and $24.0 million ($.09 per share) of charges associated with refinancing of debt in July 2011. Including the acquisition charges and refinancing charges, the Company reported a net loss of ($47.6) million or ($0.19) per diluted share for the three year ended December 31, 2010 as compared to a net income of $8.8 million or $0.07 per share for the year ended December 31, 2009.

Paul Bragg, Chairman and Chief Executive Officer, commented, "During 2010, we completed construction and deployment of the final unit of our initial five-rig owned fleet. All of the units were delivered on time and within budget and each was contracted prior to completion. Since the start up of initial rig operations almost 26 months ago, we have experienced operational excellence across the fleet, providing safe and efficient drilling services to our customers. Today, Vantage rigs are employed on some of the industry's most challenging projects."

On July 30, 2010, Vantage acquired the 55% interest in Mandarin Drilling Corporation ("Mandarin"), from F3 Capital for $139.7 million. The sole asset of Mandarin was the ultra-deepwater drillship Platinum Explorer which was then still under construction. F3 Capital was wholly owned by Hsin-Chi Su, one of the Company's directors and a significant shareholder of the Company.

In connection with the acquisition of Mandarin, Vantage issued $1.0 billion of 11.5% Senior Secured First Lien Notes due 2015. The notes have a maturity of five years from the date of issuance and are fully and unconditionally guaranteed by Vantage and certain of its subsidiaries. In addition to using the proceeds to fund the Mandarin acquisition, Vantage also retired certain of its outstanding credit facilities and its 13.5% Senior Secured Notes.

The construction of the Platinum Explorer was completed and the Company took delivery of the drillship on November 15, 2010. The Platinum Explorer mobilized to India and commenced its five year drilling contract with Oil & Natural Gas Company on December 29, 2010.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs operating, and an ultra deepwater drillship, the Platinum Explorer. Vantage is also providing management services for four other ultra-deepwater drillships.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Contact:

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700

Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2010	2009
Revenues
Contract drilling services	$45,881	$22,982
Management fees	4,717	3,701
Reimbursables	34,294	11,875
Total revenues	84,892	38,558
Operating costs and expenses
Operating costs, excluding impairment and termination costs	63,441	30,678
General and administrative	6,016	4,550
Depreciation	8,773	4,295
Total operating expenses	78,230	39,523
Income (loss) from operations	6,662	(965)
Other income (expense)
Interest income	166	10
Interest expense	(14,219)	(4,174)
Other income	(58)	293
Total other income (expense)	(14,111)	(3,871)
Income before income taxes	(7,449)	(4,836)
Income tax provision (benefit)	5,516	(562)
Net income (loss)	$(12,965)	$(4,274)

Earnings per share
Basic	$(0.05)	$(0.02)
Diluted	$(0.05)	$(0.02)

Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)

	Year Ended December 31,
	2010	2009	2008
Revenues
Contract drilling services	$178,514	$69,919	$-
Management fees	18,107	18,830	825
Reimbursables	81,782	22,744	88
Total revenues	278,403	111,493	913
Operating costs and expenses
Operating costs, excluding impairment and termination costs	176,387	66,228	5,365
General and administrative	21,719	15,690	9,334
Depreciation	33,384	11,218	101
Impairment and termination costs	-	-	38,286
Total operating expenses	231,490	93,136	53,086
Income (loss) from operations	46,913	18,357	(52,173)
Other income (expense)
Interest income	562	23	4,095
Interest expense	(49,827)	(8,178)	(56)
Loss on debt extinguishment	(24,006)	-	-
Loss on acquisition of subsidiary	(3,780)	-	-
Other income	1,510	609	86
Total other income (expense)	(75,541)	(7,546)	4,125
Income (loss) before income taxes	(28,628)	10,811	(48,048)
Income tax provision (benefit)	18,951	1,972	(670)
Net income (loss)	$(47,579)	$8,839	$(47,378)

Earnings (loss) per share
Basic	$(0.19)	$0.07	$(0.78)
Diluted	$(0.19)	$0.07	$(0.78)

Vantage Drilling Company
Consolidated Balance Sheet
(In thousands, except par value information)

	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$120,443	$15,992
Restricted cash	29,004	28,863
Trade receivables	50,190	17,536
Inventory	19,760	10,789
Prepaid expenses and other current assets	11,472	8,040
Total current assets	230,869	81,220
Property and Equipment
Property and equipment	1,762,844	899,541
Accumulated depreciation	(44,712)	(11,329)
Property and equipment, net	1,718,132	888,212
Other Assets
Investment in joint venture	-	120,306
Other assets	54,193	29,441
Total other assets	54,193	149,747
Total assets	$2,003,194	$1,119,179

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$32,332	$15,931
Accrued liabilities	75,159	14,285
Short-term debt	8,574	17,827
Current maturities of long-term debt	-	16,000
Total current liabilities	116,065	64,043
Long-term debt, net of discount of $63,654 and $4,021	1,103,480	378,078
Other long-term liabilities	13,498	-
Commitments and contingencies	-	-
Shareholders' equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Ordinary shares, $0.001 par value, 400,000 shares authorized; 289,713 and 187,277 shares issued and outstanding	290	187
Additional paid-in capital	854,557	714,486
Accumulated deficit	(84,696)	(37,117)
Accumulated other comprehensive loss	-	(498)
Total shareholders' equity	770,151	677,058
Total liabilities and shareholders' equity	$2,003,194	$1,119,179

Vantage Drilling Company
Consolidated Statement of Cash Flows
(In thousands)
	Year Ended December 31,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(47,579)	$8,839	$(47,378)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	33,384	11,218	101
Amortization of debt financing costs	5,389	1,486	513
Non-cash loss on debt extinguishment	12,280	-	-
Non-cash loss on acquisition of subsidiary	3,780	-	-
Share-based compensation expense	6,141	5,030	2,420
Accretion of long-term debt	5,495	1,638	-
Amortization of debt discount	5,592	29	-
Deferred income tax expense (benefit)	1,492	746	(2,059)
Write-off of asset value, net	-	-	28,286
Changes in operating assets and liabilities:
Restricted cash	(142)	(27,163)	(1,700)
Trade receivables	(40,791)	(14,350)	(3,277)
Inventory	(8,971)	(10,789)	-
Prepaid expenses and other current assets	(3,433)	(5,963)	(1,618)
Other assets	(11,945)	(406)	-
Accounts payable	16,402	12,104	3,765
Accrued liabilities	27,744	(14,792)	9,935
Short-term debt	10,899	4,942	1,240
Net cash provided by (used in) operating activities	15,737	(27,431)	(9,772)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of assets	(79,777)	-	(213,397)
Additions to property and equipment	(565,759)	(313,631)	(166,833)
Investment in joint venture	-	(157,404)	-
Deferred acquisition costs	-	-	-
Restricted cash held in trust account	-	-	273,109
Net cash used in investing activities	(645,536)	(471,035)	(107,121)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of senior secured notes, net of original issue discount of $36,390	963,610	-	-
Proceeds from borrowings under credit agreements	-	141,821	139,000
Proceeds from the issuance of senior secured notes, net of discount of $4,021	-	130,950	-
Repayment of long-term debt	(293,129)	(19,360)	-
Proceeds from issuance of ordinary shares in public offerings, net	101,889	80,291	-
Proceeds from issuance of ordinary shares in private placement, net	-	24,953	-
Proceeds from warrant exercise in connection with joint venture	-	150,000	-
Proceeds from short-term notes payable-shareholders	-	4,000	-
Repayment of short-term debt	(6,152)	(2,354)	-
Debt issuance costs	(31,968)	(12,400)	(8,533)
Advances from OGIL stockholders	-	-	3,300
Repayments of advances from OGIL stockholders	-	-	(3,300)
Repayment of deferred underwriters fee	-	-	(8,280)
Proceeds from notes payable - shareholders	-	-	10,000
Net cash provided by financing activities	734,250	497,901	132,187
Net increase (decrease) in cash and cash equivalents	104,451	(565)	15,294
Cash and cash equivalents-beginning of period	15,992	16,557	1,263
Cash and cash equivalents-end of period	$120,443	$15,992	$16,557